Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252
PMC Commercial Trust Announces Fourth Quarter and Year-End Results
PMC Commercial Trust
AMEX (Symbol PCC)
Dallas, TX March 13, 2007
PMC Commercial Trust (AMEX: PCC) announced fourth quarter and year-end results today. Our net income for fourth quarter 2006 was $3,017,000, or $0.28 per share, compared to $2,944,000, or $0.27 per share, for fourth quarter 2005. Our income from continuing operations for fourth quarter 2006 was $2,989,000, or $0.28 per share compared to $2,892,000, or $0.27 per share, for the fourth quarter of 2005.
For the year ended December 31, 2006, our net income was $15,684,000, or $1.46 per share, compared to $11,297,000, or $1.04 per share during 2005. Our income from continuing operations in 2006 was $13,648,000, or $1.27 per share, compared to $9,378,000, or $0.86 per share, during the year ended December 31, 2005.
Fourth Quarter 2006 Financial Performance:
•	Record quarterly loan originations of $34.7 million

•	Interest income increased by 15% to $3.9 million due to an increase in variable interest rates

•	Income from continuing operations and net income up 3% and 2%, respectively
2006 Financial Performance:
•	Record annual revenues of $30.7 million, up 22%

•	Interest income of $15.5 million, up 34% due to an increase in loans receivable outstanding and an increase in variable interest rates

•	Income from continuing operations and net income up 46% and 39%, respectively

•	Income from continuing operations during 2006 includes:
o	a provision for loss on our rent and related receivables of $925,000 and

o	impairments on our retained interests in transferred assets of $1,167,000
•	Income from continuing operations during 2005 includes:
o	a provision for loss on our rent and related receivables of $1,255,000,

o	impairment losses of $436,000 on our real estate investments and

o	impairments on our retained interests in transferred assets of $467,000
•	Loan originations were $71.5 million, up 21% from $58.9 million in 2005

•	Sold ten hotel properties for recorded gains of approximately $1.9 million

•	Record annual prepayments of loans receivable of $40.7 million
Dr. Andrew S. Rosemore, Chairman of the Board, stated, “We accomplished extraordinary results during 2006 assisted by the rising interest rate environment and the achievement of our goal to sell the majority of our Amerihost hotel portfolio. The revenues and income earned during 2006 were both records for our company. The hospitality industry remains strong and as a result our loan portfolio continues its outstanding performance with minimal delinquencies and loan losses. While we are proud of our 2006 accomplishments, we still face several obstacles to our continued success. The strength of the hospitality industry has attracted formidable competition.

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2007
We experienced record prepayments during 2006 on both our on-balance sheet and securitized portfolios. While prepayments typically provide an increase to income as a result of prepayment fees received, they impair the future anticipated flow of interest income. Also, the higher than expected prepayments on our securitized portfolio resulted in a reduction in the value of our retained interest in transferred assets. Loan origination volume, while improved over 2005, was not enough to offset the overall level of prepayments which affected our total outstanding serviced portfolio.
‘We successfully sold all but three of the hotel properties that were formerly leased or owned by Arlington Hospitality, Inc. We have leased one of the remaining hotel properties and are currently marketing to lease the other two hotel properties.
‘We are cautiously optimistic regarding 2007 considering the inverted yield curve. We are looking for greater utilization of our SBA 7(a) license since we became a national preferred lender during 2006. We continue to evaluate alternative investments which could include property ownership.”
The following tables contain comparative selected financial data as of December 31, 2006 and December 31, 2005 and for the year and three-month periods ended December 31, 2006 and 2005:
FINANCIAL POSITION INFORMATION
(In thousands)

	December 31,		Increase
	2006	2005	(Decrease) %
Loans receivable, net	$169,181	$157,574	7%
Retained interests in transferred assets	$55,724	$62,991	(12%)
Real estate investments	$4,414	$23,550	(81%)
Total assets	$240,404	$259,192	(7%)
Debt	$68,509	$84,040	(18%)
Total beneficiaries’ equity	$157,291	$157,017	—
Shares outstanding	10,754	10,766	—

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2007
RESULTS OF OPERATIONS
(In thousands, except per share information)

	Years Ended December 31,			Three Months Ended December 31,
	2006	2005	Incr (Decr)%	2006	2005	Incr (Decr)%
Revenues:
Interest income	$15,460	$11,578	34%	$3,872	$3,377	15%
Lease income	58	942	(94%)	—	173	(100%)
Income from retained interests in transferred assets	9,390	9,458	(1%)	2,071	2,505	(17%)
Hotel property revenues	2,113	—	NA	460	—	NA
Other income	3,656	3,121	17%	486	524	(7%)

Total revenues	30,677	25,099	22%	6,889	6,579	5%

Expenses:
Interest expense	5,435	4,688	16%	1,238	1,305	(5%)
Depreciation	222	281	(21%)	45	60	(25%)
Salaries and related benefits	4,739	4,553	4%	1,302	1,197	9%
General and administrative expenses	2,648	2,995	(12%)	672	795	(15%)
Hotel property expenses	1,614	—	NA	295	—	NA
Impairment losses	—	436	NA	—	1	NA
Permanent impairments on retained interests in transferred assets	1,167	467	150%	292	80	265%
Provision for loss on rent and related receivables	925	1,255	(26%)	—	172	NA
Provision for (reduction of) loan losses, net	103	298	(65%)	13	(96)	(114%)

Total expenses	16,853	14,973	13%	3,857	3,514	10%

Gain on early extinguishment of debt	563	—	NA	—	—	NA

Income before income tax provision, minority interest, and discontinued operations	14,387	10,126	42%	3,032	3,065	(1%)

Income tax expense	(649)	(658)	(1%)	(20)	(150)	(87%)
Minority interest (preferred stock dividend of subsidiary)	(90)	(90)	—	(23)	(23)	—

Income from continuing operations	13,648	9,378	46%	2,989	2,892	3%

Discontinued operations	2,036	1,919	6%	28	52	(46%)

Net income	$15,684	$11,297	39%	$3,017	$2,944	2%

Basic weighted average shares outstanding	10,748	10,874		10,752	10,840

Basic and diluted earnings per share:
Income from continuing operations	$1.27	$0.86	48%	$0.28	$0.27	4%
Discontinued operations	0.19	0.18	6%	—	—	NA

Net income	$1.46	$1.04	40%	$0.28	$0.27	4%

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2007
REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Years Ended December 31,
	2006	2005	2004
		(In thousands)
Net income	$15,684	$11,297	$24,781
Less: taxable REIT subsidiaries net income, net of tax	(1,280)	(1,414)	(145)
Add: book depreciation	231	1,240	1,872
Less: tax depreciation	(508)	(1,483)	(1,935)
Book/tax difference on property sales	171	(350)	135
Book/tax difference on Retained Interests, net	1,973	1,880	3,557
Impairment losses	968	2,210	—
Negative goodwill	—	—	(11,593)
Book/tax difference on amortization and accretion	(641)	(264)	(221)
Asset valuation	(890)	181	(516)
Other book/tax differences, net	(59)	(9)	317

REIT taxable income	$15,649	$13,288	$16,252

Distributions declared	$13,975	$13,569	$14,140

Common shares outstanding	10,754	10,766	10,877

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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